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STRATEGIST INCOME FUND, INC.
Registration Number 33-60323/811-7305

EXHIBIT INDEX

Exhibit 6.     Copy of Distribution Agreement, dated June 10, 1996
Exhibit 8a.    Copy of Custodian Agreement, dated June 10, 1996
Exhibit 8b.    Copy of Addendum to Custodian Agreement, dated June
               10, 1996
Exhibit 9a.    Copy of Transfer Agency Agreement, dated June 10,
               1996
Exhibit 9b.    Copy of Administrative Services Agreement, dated
               June 10, 1996
Exhibit 9c. Copy of Agreement and Declaration of Unitholders, between Strategist Government Income Fund and IDS Federal Income Fund, Inc.
Exhibit 9d. Copy of Agreement and Declaration Unitholders, between Strategist High Yield Fund and IDS Extra Income Fund, Inc.
Exhibit 9e. Copy of Agreement and Declaration of Unitholders, between Strategist Quality Income Fund and IDS Selective Fund, Inc.
Exhibit 11.    Independent Auditor's Consent
Exhibit 12.    Financial statement as of April 15, 1996
Exhibit 15.    Copy of Plan and Agreement of Distribution, dated
               June 10, 1996
Exhibit 17.    Financial data schedules
Exhibit 19a. Trustees Power of Attorney to sign Amendments to this Registration Statement, dated January 8, 1997
Exhibit 19c. Directors' Power of Attorney to sign Amendments to this Registration Statement, dated April 24, 1996
Exhibit 19d. Officers' Power of Attorney to sign Amendments to this Registration Statement, dated April 24, 1996